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                                                       Exhibit 15





                                   November 10, 2000





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 10549

                           Re:  Parker Drilling Company
                           Registration on Form S-8 and Form S-3


We are aware that our report dated October 25, 2000, on our review of the interim financial information of Parker Drilling Company for the three and nine month periods ended September 30, 2000 and 1999 and included in this Form 10-Q for the quarter ended September 30, 2000 is incorporated by reference in the Company's registration statements on Form S-8 (File No. 2-87944, 33-24155, 33-56698 and 33-
57345), and Form S-3 (File No. 333-36498).




                         By: /s/  PricewaterhouseCoopers LLP
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                                  PricewaterhouseCoopers LLP